Exhibit 99.1

Hycroft Files First Quarter 2025 10-Q and Provides Corporate Update

WINNEMUCCA, NV, May 14, 2025 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) announces first quarter 2025 results and filing of its Form 10-Q.

President’s Message

In the first quarter of 2025, Hycroft advanced on several key activities:

●	Metallurgical and engineering work – metallurgical testing advanced in the first quarter with respect to the trade-off study between roasting and pressure oxidation (POX) processing options for the sulfide ore. Final results are expected mid-summer.

●	Final drill hole assays from the 2024 program were received and demonstrated more positive results in the Brimstone high-grade silver trend (see summary details below and press release dated April 30, 2025)

●	Confirmed two new prospective exploration targets

○	Bay (at the north end of the property) was drilled in late 2024 (drill hole H24E-6014) and demonstrated good high-grade gold veins demonstrating strong target potential at depth; and

○	Manganese (southeast of Brimstone) also drilled in late 2024 (drill hole H24E-6015) yielded very positive results showing mineralization extending east beyond our current resource, with multiple high-grade oxide intercepts on low angle structures warranting further drilling

Given the high commodity price environment and identification of new oxide (heap leach) target areas, the technical team at Hycroft is further assessing the potential opportunity of a start-up heap leach operation in advance of the milling operation.

2025 is expected to be a defining year as we near critical milestones and capitalize on new opportunities identified in 2024. Completing the technical studies for the next phase of operation is a top priority as well as refining drill targets on the high-grade and newly identified areas of oxide mineralization to continue adding value to the Hycroft mine. With precious metals showing remarkable strength, Hycroft stands uniquely positioned with its world-class Nevada asset. With less than 10% of our 64,000+-acre property explored, our high-grade discoveries continuing to expand, existing infrastructure on-site and major mining permits in hand, we are well advanced compared to other development companies, and we are excited about the opportunities ahead in this robust precious metals environment.

First Quarter 2025 HIGHLIGHTS

Corporate Highlights

●	Safety: Hycroft has maintained a 0.00 TRIFR for more than two years, operating over 1.2-million-man hours without a Lost Time Incident.

●	Environmental: Through March 31, 2025, Hycroft maintained an impeccable environmental record and was recognized as stewards of successful reclamation.

●	Balance Sheet: The Company ended the first quarter with unrestricted cash of $39.7 million, restricted cash of $27.7 million and total debt of $128.0 million.

○	The cash requirements for the first half of each year are considerably higher than the second half of the year due to annual payments for property taxes, property and casualty insurance premiums, employee bonuses, and the strategic alternatives process.

Operational Highlights

●	Exploration: The 2024 drill results together with geophysics, geochemistry, and mapping campaigns, has significantly advanced our understanding of the mineralizing controls in the high-grade trends of Brimstone and Vortex. In addition, this work has generated high-grade potential in new exploration targets (Bay and Manganese). The last of the 2024 drill results from Brimstone were received and demonstrate strong continuity of the high-grade veins, both up and down dip, as well as along strike. . Furthermore, the work completed throughout 2024 and during the first quarter of 2025 has identified the presence of both structures and intrusives in the high-grade silver trends, which have not previously been modeled and therefore create an excellent high-grade exploration target. The high-grade silver systems remain open in all directions and at depth. With less than 10% of the Company’s land position explored, there is tremendous further exploration potential.

●	Technical Studies: During the first quarter 2025 metallurgical and engineering work continued and final metallurgical test work for roasting will be completed mid-year as part of the trade-off studies to assess whether roasting technology could offer superior economics compared to pressure oxidation (“POX”) technology for the Hycroft Mine. Roasting could allow the Company to be a significant producer of sulfuric acid, which is used in the lithium and copper mining industries. Once the final processing option is selected based on the projected economic return, the associated gold and silver recoveries and operating costs will be used for mine planning culminating in a technical report with economics by year end 2025. The Company’s Form 10-Q for the period ended March 31, 2025, was filed May 13, 2025, and is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023, Hycroft announced the discovery of a new high-grade silver system within the known resource area and the delineation of two new high-grade silver trends. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2024.

For further information, please contact:

info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re- establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.